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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated April 3, 2000 (except with respect to the matters discussed in Note 22, as to which the date is February 12, 2001) and to all references to our Firm included or made as part of this registration statement.

                                          Arthur Andersen
                                          Chartered Accountants

March 30, 2001